Global. Connected. Sustainable.

2Q
21

Earnings Press Release and Supplemental Information

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

DIGITAL REALTY

Financial Supplement
Table of Contents	Second Quarter 2021

Financial Supplement
Corporate Information	Second Quarter 2021

Corporate Profile

Digital Realty owns, acquires, develops and operates data centers. The company is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of June 30, 2021, the company’s 291 data centers, including 44 data centers held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty’s portfolio is comprised of approximately 35.8 million square feet, excluding approximately 7.6 million square feet of space under active development and 2.0 million square feet of space held for future development, located throughout North America, Europe, South America, Asia, Australia and Africa. For additional information, please visit the company’s website at https://www.digitalrealty.com/.

Corporate Headquarters

5707 Southwest Parkway, Building 1, Suite 275

Austin, TX  78735
Telephone: (737) 281-0101
Website: https://www.digitalrealty.com/

Senior Management

Chief Executive Officer: A. William Stein
Chief Financial Officer: Andrew P. Power
Chief Investment Officer: Gregory S. Wright
Chief Technology Officer: Christopher L. Sharp
Chief Revenue Officer: Corey J. Dyer
Executive Vice President, Operations: Erich J. Sanchack

Investor Relations

To request more information or to be added to our e-mail distribution list, please visit the Investor Relations section of our website at https://investor.digitalrealty.com/

Analyst Coverage

BMO
	Bank of America			BMO Capital		Cowen &
Argus Research	Merrill Lynch	Barclays	Berenberg	Markets	Citigroup	Company
Angus Kelleher	Michael Funk	Tim Long	Nate Crossett	Ari Klein	Michael Rollins	Colby Synesael
(212) 425-7500	(646) 855-5664	(212) 526-4043	(646) 949-9030	(212) 885-4103	(212) 816-1116	(646) 562-1355

Credit Suisse	Deutsche Bank	Edward Jones	Green Street Advisors	J.P. Morgan	Jefferies	KeyBanc Capital
Sami Badri	Matthew Niknam	Kyle Sanders	David Guarino	Richard Choe	Jonathan Petersen	Jordan Sadler
(212) 538-1727	(212) 250-4711	(314) 515-0198	(949) 640-8780	(212) 662-6708	(212) 284-1705	(917) 368-2280

MoffettNathanson	Morgan Stanley	Morningstar	New Street Research	Raymond James	RBC Capital Markets	Robert W. Baird
Nick Del Deo	Simon Flannery	Matthew Dolgin	Jonathan Chaplin	Frank Louthan	Jonathan Atkin	David Rodgers
(212) 519-0025	(212) 761-6432	(312) 696-6783	(212) 921-9876	(404) 442-5867	(415) 633-8589	(216) 737-7341

Stifel	TD Securities	Truist Securities	UBS	Wells Fargo	William Blair	Wolfe Research
Erik Rasmussen	Jonathan Kelcher	Gregory Miller	John Hodulik	Eric Luebchow	James Breen	Jeff Kvaal
(212) 271-3461	(416) 307-9931	(212) 303-4169	(212) 713-4226	(312) 630-2386	(617) 235-7513	(646) 582-9350

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about Digital Realty and our business is also available on our website at https://www.digitalrealty.com/.

Financial Supplement
Corporate Information (Continued)	Second Quarter 2021

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series J Preferred Stock:	DLRPRJ
Series K Preferred Stock:	DLRPRK
Series L Preferred Stock:	DLRPRL

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poor’s
Corporate Credit Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

Moody’s
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty’s common stock (DLR):

	Three Months Ended
	30-Jun-21	31-Mar-21	31-Dec-20	30-Sep-20	30-Jun-20
High price	$164.04	$150.43	$159.58	$165.49	$158.36
Low price	$140.29	$124.65	$126.79	$138.71	$127.12
Closing price, end of quarter	$150.46	$140.84	$139.51	$146.76	$142.11
Average daily trading volume	1,293,054	1,809,056	1,666,992	1,427,781	2,483,290
Indicated dividend per common share (1)	$4.64	$4.64	$4.48	$4.48	$4.48
Closing annual dividend yield, end of quarter	3.1%	3.3%	3.2%	3.1%	3.2%
Shares and units outstanding, end of quarter (2)	289,658,561	289,113,581	288,335,993	288,087,282	276,686,892
Closing market value of shares and units outstanding (3)	$43,582,029	$40,718,757	$40,225,753	$42,279,688	$39,319,974

(1)	On an annualized basis.
(2)	As of June 30, 2021, the total number of shares and units includes 282,603,152 shares of common stock, 5,352,766 common units held by third parties and 1,702,643 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions.
(3)	Dollars in thousands as of the end of the quarter.

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at www.digitalrealty.com.

Ownership Structure	Financial Supplement
As of June 30, 2021	Second Quarter 2021

Partner	# of Units (2)	% Ownership
Digital Realty Trust, Inc.	282,603,152	97.6%
Third-Party Unitholders	5,352,766	1.8%
Directors, Officers and Others (3)	1,702,643	0.6%
Total	289,658,561	100.0%

(1)	Includes properties owned by joint ventures.
(2)	The total number of units includes 282,603,152 general partnership common units, 5,352,766 common units held by third parties and 1,702,643 common units and vested and unvested long-term incentive units held by directors, officers and others, and excludes all common units potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred units upon certain change of control transactions.
(3)	Reflects limited partnership interests held by our directors, officers and others in the form of common units, and vested and unvested long-term incentive units.

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Second Quarter 2021

Shares and Units at End of Quarter	30-Jun-21	31-Mar-21	31-Dec-20	30-Sep-20	30-Jun-20
Common shares outstanding	282,603,152	281,372,310	280,289,726	279,920,621	268,399,073
Common units outstanding	7,055,409	7,741,271	8,046,267	8,166,661	8,287,819
Total Shares and Partnership Units	289,658,561	289,113,581	288,335,993	288,087,282	276,686,892

Enterprise Value
Market value of common equity (1)	$43,582,029	$40,718,757	$40,225,753	$42,279,688	$39,319,974
Liquidation value of preferred equity	755,000	956,250	956,250	1,206,250	1,456,250
Total debt at balance sheet carrying value	13,927,821	13,256,839	13,304,717	12,874,760	12,371,621
Total Enterprise Value	$58,264,850	$54,931,846	$54,486,720	$56,360,698	$53,147,845
Total debt / total enterprise value	23.9%	24.1%	24.4%	22.8%	23.3%
Debt-plus-preferred-to-total-enterprise-value	25.2%	25.9%	26.2%	25.0%	26.0%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$27,821,024	$26,830,520	$27,286,333	$25,712,654	$24,566,041
Total Assets	36,151,220	35,542,491	36,076,291	35,435,333	33,862,636
Total Liabilities	17,945,483	17,157,070	17,587,944	16,995,581	16,139,403

Selected Operating Data
Total operating revenues	$1,093,188	$1,090,391	$1,062,609	$1,024,668	$992,995
Total operating expenses	907,561	897,873	902,345	880,263	840,184
Interest expense	75,014	75,653	77,848	89,499	79,874
Net income / (loss)	125,797	394,675	59,510	(1,452)	75,978
Net income / (loss) available to common stockholders	127,368	372,405	44,178	(37,368)	53,676

Financial Ratios
EBITDA (2)	$618,945	$843,685	$534,839	$487,033	$494,205
Adjusted EBITDA (3)	602,684	615,319	578,156	568,054	558,690
Net Debt to Adjusted EBITDA (4)	6.0x	5.6x	6.0x	5.5x	5.6x
Interest expense	75,014	75,653	77,848	89,499	79,874
Fixed charges (5)	98,457	100,601	103,198	122,590	114,219
Interest coverage ratio (6)	6.1x	6.6x	5.8x	5.2x	5.6x
Fixed charge coverage ratio (7)	5.4x	5.8x	5.1x	4.4x	4.6x

Profitability Measures
Net income / (loss) per common share - basic	$0.45	$1.32	$0.16	($0.14)	$0.20
Net income / (loss) per common share - diluted	$0.45	$1.32	$0.16	($0.14)	$0.20
Funds from operations (FFO) / diluted share and unit (8)	$1.78	$1.49	$1.45	$1.19	$1.49
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.54	$1.67	$1.61	$1.54	$1.54
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.63	$1.61	$1.41	$1.47	$1.50
Dividends per share and common unit	$1.16	$1.16	$1.12	$1.12	$1.12
Diluted FFO payout ratio (8) (10)	65.2%	77.9%	77.1%	94.0%	75.3%
Diluted Core FFO payout ratio (8) (11)	75.3%	69.6%	69.5%	72.9%	72.7%
Diluted AFFO payout ratio (9) (12)	71.2%	72.1%	79.5%	76.0%	74.5%

Portfolio Statistics
Buildings (13)	305	306	307	301	292
Data Centers (13)	291	290	291	284	280
Cross-connects (13)(14)	170,000	167,000	164,000	162,000	160,000
Net rentable square feet, excluding development space (13)	35,837,908	35,404,425	35,876,316	35,362,293	34,014,743
Occupancy at end of quarter (15)	84.7%	85.3%	86.3%	85.9%	85.7%
Occupied square footage (13)	30,352,404	30,215,898	30,955,049	30,380,962	29,137,446
Space under active development (16)	7,617,837	7,650,175	5,391,969	5,402,552	6,020,444
Space held for development (17)	1,958,306	2,217,118	2,290,810	2,423,801	2,234,248
Weighted average remaining lease term (years) (18)	4.7	4.8	4.7	4.8	4.8
Same-capital occupancy at end of quarter (15) (19)	85.4%	86.2%	87.0%	87.3%	87.2%

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Second Quarter 2021

(1)	The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock on a one-for-one basis. Excludes shares of common stock potentially issuable upon conversion of our series C, series G, series I, series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions, as applicable.
(2)	EBITDA is calculated as earnings before interest expense, loss from early extinguishment of debt, tax expense, and depreciation and amortization. For a discussion of EBITDA, see page 33. For a reconciliation of net income available to common stockholders to EBITDA, see page 32.
(3)	Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest and tax expense, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 33. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 32.
(4)	Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus our share of joint venture debt at carrying value, less cash and cash equivalents (including JV share of cash), divided by the product of Adjusted EBITDA (including our share of joint venture EBITDA), multiplied by four.
(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.
(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated joint venture interest expense).
(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated joint venture fixed charges).
(8)	For definitions and discussion of FFO and core FFO, see page 33. For reconciliations of net income available to common stockholders to FFO and core FFO, see page 14.
(9)	For a definition and discussion of AFFO, see page 33. For a reconciliation of core FFO to AFFO, see page 15.
(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.
(11)	Diluted core FFO payout ratio is dividends declared per common share and unit divided by diluted core FFO per share and unit.
(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.
(13)	Includes buildings held as investments in unconsolidated joint ventures. Excludes buildings held-for-sale.
(14)	Represents approximate amounts.
(15)	Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes buildings held-for-sale.
(16)	Space under active development includes current Base Building and Data Centers projects in progress (see page 26). Excludes buildings held-for-sale.
(17)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 29). Excludes buildings held-for-sale.
(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.
(19)	Represents buildings owned as of December 31, 2019 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2020-2021, buildings classified as held-for-sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Digital Realty Trust
Earnings Release	Second Quarter 2021

DIGITAL REALTY REPORTS SECOND QUARTER 2021 RESULTS

Austin, TX — July 29, 2021 — Digital Realty (NYSE: DLR), the largest global provider of cloud- and carrier-neutral data center, colocation and interconnection solutions, announced today financial results for the second quarter of 2021. All per-share results are presented on a fully-diluted share and unit basis.

Highlights

◾	Reported net income available to common stockholders of $0.45 per share in 2Q21, compared to net income available to common stockholders of $0.20 in 2Q20
◾	Reported FFO per share of $1.78 in 2Q21, compared to $1.49 in 2Q20
◾	Reported core FFO per share of $1.54 in 2Q21 – including a $0.12 non-cash charge to reflect the higher corporate tax rate in the UK – compared to $1.54 in 2Q20
◾	Signed total bookings during 2Q21 expected to generate $113 million of annualized GAAP rental revenue, including a $13 million contribution from interconnection
◾	Revised core FFO per share outlook from $6.50-$6.55 to $6.45-$6.50, likewise including the $0.12 non-cash charge related to the higher corporate tax rate in the UK

Financial Results

Digital Realty reported revenues for the second quarter of 2021 of $1.1 billion, unchanged from the previous quarter and a 10% increase from the same quarter last year.

The company delivered second quarter of 2021 net income of $126 million, and net income available to common stockholders of $127 million, or $0.45 per diluted share, compared to $1.32 per diluted share in the previous quarter and $0.20 per diluted share in the same quarter last year.

Digital Realty generated second quarter of 2021 Adjusted EBITDA of $603 million, a 2% decrease from the previous quarter and an 8% increase over the same quarter last year.

The company reported second quarter of 2021 funds from operations of $515 million, or $1.78 per share, compared to $1.49 per share in the previous quarter and $1.49 per share in the same quarter last year.

Excluding certain items that do not represent core expenses or revenue streams (but including a $0.12 non-cash charge related to the higher corporate tax rate in the UK), Digital Realty delivered second quarter of 2021 core FFO per share of $1.54, an 8% decrease from $1.67 per share in the previous quarter, and unchanged from $1.54 per share in the same quarter last year.

Leasing Activity

In the second quarter, Digital Realty signed total bookings expected to generate $113 million of annualized GAAP rental revenue, including a $13 million contribution from interconnection.

“Digital Realty’s global platform, strong customer relationships, and a healthy demand environment for data center services drove solid second quarter financial results,” said Digital Realty Chief Executive Officer A. William Stein. “Bookings in the quarter reflect the continued adoption of PlatformDIGITAL with strong new logo growth and balanced product sales. By investing to support our customers’ growth around the world, we are widening our competitive moat which results in sustainable growth for our shareholders.”

The weighted-average lag between leases signed during the second quarter of 2021 and the contractual commencement date was seven months.

In addition to new leases signed, Digital Realty also signed renewal leases representing $178 million of annualized GAAP rental revenue during the quarter. Rental rates on renewal leases signed during the second quarter of 2021 rolled up 0.1% on a cash basis and up 2.1% on a GAAP basis.

Digital Realty Trust
Earnings Release	Second Quarter 2021

New leases signed during the second quarter of 2021 are summarized by region as follows:

	Annualized GAAP
	Base Rent		GAAP Base Rent		GAAP Base Rent
The Americas	(in thousands)	Square Feet	per Square Foot	Megawatts	per Kilowatt
0-1 MW	$10,377	39,453	$263	2.9	$296
> 1 MW	45,254	333,508	136	38.9	97
Other (1)	211	8,941	24	—	—
Total	$55,843	381,902	$146	41.8	$111

EMEA (2)
0-1 MW	$19,315	69,995	$276	6.8	$238
> 1 MW	4,639	42,153	110	3.3	117
Other (1)	15	339	44	—	—
Total	$23,969	112,487	$213	10.1	$198

Asia Pacific (2)
0-1 MW	$11,489	11,734	$979	2.1	$465
> 1 MW	9,095	46,848	194	4.7	161
Other (1)	365	5,028	73	—	—
Total	$20,949	63,610	$329	6.8	$254

All Regions (2)
0-1 MW	$41,181	121,182	$340	11.8	$292
> 1 MW	58,988	422,509	140	46.9	105
Other (1)	591	14,308	41	—	—
Total	$100,761	558,000	$181	58.7	$142

Interconnection	$12,648	N/A	N/A	N/A	N/A

Grand Total	$113,409	558,000	$181	58.7	$142

Note: Totals may not foot due to rounding differences.

(1)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(2)	Based on quarterly average exchange rates during the three months ended June 30, 2021.

Investment Activity

During the second quarter of 2021, Digital Realty closed on the acquisition of a five-acre land parcel in Seoul, South Korea for approximately $66 million, or $13.5 million per acre, and an 18.5-acre land parcel in Sydney, Australia for $65 million, or approximately $3.5 million per acre. The two sites are expected to support the development of approximately 64 megawatts and 97 megawatts of IT load, respectively. Commencement of development on these land parcels will be subject to market demand, and delivery will be phased to meet future growth requirements.

Separately, Digital Realty also closed on the sale of a vacant, 240,000-square foot office and industrial property in Phoenix, AZ during the second quarter of 2021 for $19 million, or approximately $79 per square foot.

Digital Realty Trust
Earnings Release	Second Quarter 2021

Balance Sheet

Digital Realty had approximately $13.9 billion of total debt outstanding as of June 30, 2021, comprised of $13.7 billion of unsecured debt and approximately $0.2 billion of secured debt. At the end of the second quarter of 2021, net debt-to-Adjusted EBITDA was 6.0x, debt plus-preferred-to-total enterprise value was 25.2% and fixed charge coverage was 5.4x.

Digital Realty recently completed the following financing transactions.

◾	In mid-May, Digital Realty redeemed all $201 million of its 6.625% Series C preferred stock.
◾	In mid-June, Digital Realty issued approximately 0.5 million shares of common stock under the company’s at-the-market equity offering program at a weighted average price of $161.57 per share, generating gross proceeds of approximately $77 million.
◾	Subsequent to quarter-end, Digital Realty closed an offering of CHF545 million, or approximately $595 million, of Swiss green bonds with a weighted-average maturity of approximately 6.6 years and a weighted-average coupon of approximately 0.37%.
◾	Likewise subsequent to quarter-end, Digital Realty liquidated its remaining stake in Megaport with the sale of 1.95 million shares at a price of A$17.55 per share, generating gross proceeds of A$34 million, or approximately $26 million.

COVID-19

We are closely monitoring the impact of the COVID-19 pandemic on our global business and operations, including the impact on our customers, suppliers and business partners.  Digital Realty data centers have been deemed essential operations, allowing critical personnel to remain in place and to continue to provide services and support for our customers.  To date, all our facilities have remained fully operational and continue to operate in accordance with our business continuity and pandemic response plans.  While we have not experienced any significant disruptions from the COVID-19 pandemic to date, we cannot predict the impact the COVID-19 pandemic will have on our future financial condition, results of operations and cash flows due to numerous uncertainties.

Digital Realty Trust
Earnings Release	Second Quarter 2021

2021 Outlook

Digital Realty revised its 2021 core FFO per share outlook from $6.50-$6.55 to $6.45-$6.50, including a $0.12 non-cash charge related to the higher corporate tax rate in the UK. The assumptions underlying the outlook are summarized in the following table.

	As of	As of	As of
Top-Line and Cost Structure	February 11, 2021	April 29, 2021	July 29, 2021
Total revenue	$4.250 - $4.350 billion	$4.300 - $4.400 billion	$4.325 - $4.425 billion
Net non-cash rent adjustments (1)	($10) - ($15) million	($20) - ($25) million	($20) - ($25) million
Adjusted EBITDA	$2.300 - $2.350 billion	$2.330 - $2.380 billion	$2.350 - $2.400 billion
G&A	$365 - $375 million	$380 - $390 million	$380 - $390 million

Internal Growth
Rental rates on renewal leases
Cash basis	Slightly negative	Slightly negative	Slightly negative
GAAP basis	Slightly positive	Slightly positive	Slightly positive
Year-end portfolio occupancy	84.0% - 85.0%	84.0% - 85.0%	84.0% - 85.0%
"Same-capital" cash NOI growth (2)	(2.5%) - (3.5%)	(2.5%) - (3.5%)	(2.5%) - (3.5%)

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.25 - $1.30	$1.30 - $1.38	$1.30 - $1.38
U.S. Dollar / Euro	$1.15 - $1.20	$1.15 - $1.20	$1.15 - $1.20

External Growth
Dispositions
Dollar volume	$0.6 - $1.0 billion	$0.7 - $1.0 billion	$0.7 - $1.0 billion
Cap rate	0.0% - 12.0%	0.0% - 12.0%	0.0% - 12.0%
Development
CapEx (3)	$2.0 - $2.3 billion	$2.0 - $2.3 billion	$2.0 - $2.3 billion
Average stabilized yields	9.0% - 15.0%	9.0% - 15.0%	9.0% - 15.0%
Enhancements and other non-recurring CapEx (4)	$5 - $10 million	$5 - $10 million	$5 - $10 million
Recurring CapEx + capitalized leasing costs (5)	$220 - $230 million	$220 - $230 million	$210 - $220 million

Balance Sheet
Long-term debt issuance
Dollar amount	$1.0 - $1.5 billion	$1.0 - $1.5 billion	$1.8 - $2.0 billion
Pricing	1.00%	1.00%	1.00%
Timing	Early-to-mid 2021	Early-to-mid 2021	Early-to-mid 2021

Net income per diluted share	$1.40 - $1.45	$2.00 - $2.05	$2.20 - $2.25
Real estate depreciation and (gain) / loss on sale	$4.90 - $4.90	$4.25 - $4.25	$4.15 - $4.15
Funds From Operations / share (NAREIT-Defined)	$6.30 - $6.35	$6.25 - $6.30	$6.35 - $6.40
Non-core expenses and revenue streams	$0.10 - $0.15	$0.25 - $0.25	$0.10 - $0.10
Core Funds From Operations / share	$6.40 - $6.50	$6.50 - $6.55	$6.45 - $6.50

(1)	Net non-cash rent adjustments represent the sum of straight-line rental revenue and straight-line rent expense, as well as the amortization of above- and below-market leases (i.e., ASC 805 adjustments).
(2)	The “same-capital” pool includes properties owned as of December 31, 2019 with less than 5% of total rentable square feet under development. It also excludes properties that were undergoing, or were expected to undergo, development activities in 2020-2021, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented.
(3)	Includes land acquisitions.
(4)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.
(5)	Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions.

Digital Realty Trust
Earnings Release	Second Quarter 2021

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, including FFO, core FFO and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to core FFO, and definitions of FFO and core FFO are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

Investor Conference Call

Prior to Digital Realty’s investor conference call at 5:30 p.m. EDT / 2:30 p.m. PDT on July 29, 2021, a presentation will be posted to the Investors section of the company’s website at https://investor.digitalrealty.com/. The presentation is designed to accompany the discussion of the company’s Second Quarter 2021 financial results and operating performance. The conference call will feature Chief Executive Officer A. William Stein and Chief Financial Officer Andrew P. Power.

To participate in the live call, investors are invited to dial (888) 317-6003 (for domestic callers) or (412) 317-6061 (for international callers) and reference the conference ID# 0833892 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at https://investor.digitalrealty.com/.

Telephone and webcast replays will be available after the call until August 29, 2021. The telephone replay can be accessed by dialing (877) 344-7529 (for domestic callers) or (412) 317-0088 (for international callers) and providing the conference ID# 10157227. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty

Digital Realty supports the world’s leading enterprises and service providers by delivering the full spectrum of data center, colocation and interconnection solutions. PlatformDIGITAL®, the company’s global data center platform, provides customers a trusted foundation and proven Pervasive Datacenter Architecture (PDx™) solution methodology for scaling digital business and efficiently managing data gravity challenges. Digital Realty’s global data center footprint gives customers access to the connected communities that matter to them with 291 facilities in 47 metros across 24 countries on six continents. To learn more about Digital Realty, please visit digitalrealty.com or follow us on LinkedIn and Twitter.

Contact Information

Andrew P. Power

Chief Financial Officer

Digital Realty

(415) 738-6500

John J. Stewart / Jim Huseby

Investor Relations

Digital Realty

(415) 738-6500

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Second Quarter 2021

	Three Months Ended					Six Months Ended
	30-Jun-21	31-Mar-21	31-Dec-20	30-Sep-20	30-Jun-20	30-Jun-21	30-Jun-20
Rental revenues	$768,826	$754,544	$754,422	$726,441	$698,041	$1,523,370	$1,277,815
Tenant reimbursements - Utilities	169,743	184,973	154,937	155,111	141,576	354,716	255,096
Tenant reimbursements - Other	60,261	59,328	62,084	53,654	62,630	119,589	119,573
Interconnection & other	90,565	89,061	86,424	85,725	85,428	179,626	155,263
Fee income	3,628	2,426	4,722	3,687	4,353	6,054	6,805
Other	165	59	20	50	967	224	1,780
Total Operating Revenues	$1,093,188	$1,090,391	$1,062,609	$1,024,668	$992,995	$2,183,579	$1,816,332

Utilities	$185,010	$176,046	$169,282	$177,925	$160,173	$361,057	$289,698
Rental property operating	198,207	185,733	205,177	180,755	172,474	383,940	308,656
Property taxes	42,795	49,005	42,442	39,732	45,071	91,800	87,194
Insurance	5,703	3,498	3,410	2,926	3,370	9,201	6,917
Depreciation & amortization	368,981	369,733	359,915	365,842	349,165	738,714	640,622
General & administration	94,956	97,568	101,582	90,431	90,649	192,524	152,915
Severance, equity acceleration, and legal expenses	2,536	2,427	606	920	3,642	4,963	4,914
Transaction and integration expenses	7,075	14,120	19,290	14,953	15,618	21,195	72,419
Impairment of investments in real estate	—	—	—	6,482	—	—	—
Other expenses	2,298	(257)	641	297	22	2,041	136
Total Operating Expenses	$907,561	$897,873	$902,345	$880,263	$840,184	$1,805,435	$1,563,471

Operating Income	$185,627	$192,518	$160,264	$144,405	$152,811	$378,144	$252,861

Equity in (loss) earnings of unconsolidated joint ventures	52,143	(23,031)	31,055	(2,056)	(7,632)	29,112	(86,628)
Gain on sale / deconsolidation	499	333,921	1,684	10,410	—	334,420	304,801
Interest and other (expense) income, net	10,124	(7,186)	(2,747)	4,348	22,163	2,938	18,621
Interest (expense)	(75,014)	(75,653)	(77,848)	(89,499)	(79,874)	(150,667)	(165,674)
Income tax (expense)	(47,582)	(7,547)	(3,322)	(16,053)	(11,490)	(55,129)	(18,672)
Loss from early extinguishment of debt	—	(18,347)	(49,576)	(53,007)	—	(18,347)	(632)
Net Income / (Loss)	$125,797	$394,675	$59,510	($1,452)	$75,978	$520,471	$304,677

Net (income) loss attributable to noncontrolling interests	(4,544)	(8,756)	(1,818)	1,316	(1,147)	(13,300)	(5,831)
Net Income / (Loss) Attributable to Digital Realty Trust, Inc.	$121,253	$385,919	$57,692	($136)	$74,831	$507,171	$298,846

Preferred stock dividends, including undeclared dividends	(11,885)	(13,514)	(13,514)	(20,712)	(21,155)	(25,399)	(42,310)
Gain on / (Issuance costs associated with) redeemed preferred stock	18,000	—	—	(16,520)	—	18,000	—
Net Income / (Loss) Available to Common Stockholders	$127,368	$372,405	$44,178	($37,368)	$53,676	$499,772	$256,536

Weighted-average shares outstanding - basic	281,791,855	281,094,798	280,117,213	270,214,413	267,569,823	281,445,252	244,866,574
Weighted-average shares outstanding - diluted	282,433,857	281,928,182	281,122,368	270,214,413	270,744,408	282,075,611	247,576,014
Weighted-average fully diluted shares and units	289,484,805	289,210,666	288,903,143	281,523,515	278,719,109	289,218,609	255,704,473

Net income / (loss) per share - basic	$0.45	$1.32	$0.16	($0.14)	$0.20	$1.78	$1.05
Net income / (loss) per share - diluted	$0.45	$1.32	$0.16	($0.14)	$0.20	$1.77	$1.04

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Second Quarter 2021

	Three Months Ended					Six Months Ended
Reconciliation of Net Income to Funds From Operations (FFO)	30-Jun-21	31-Mar-21	31-Dec-20	30-Sep-20	30-Jun-20	30-Jun-21	30-Jun-20

Net Income / (Loss) Available to Common Stockholders	$127,368	$372,405	$44,178	($37,368)	$53,676	$499,773	$256,536
Adjustments:
Non-controlling interest in operating partnership	3,200	9,800	1,300	(1,000)	1,400	13,000	9,200
Real estate related depreciation & amortization (1)	363,640	364,697	354,366	358,619	342,334	728,337	628,851
Unconsolidated JV real estate related depreciation & amortization	20,983	19,378	21,471	19,213	17,123	40,361	37,046
(Gain) on real estate transactions	(499)	(333,921)	(1,684)	(10,410)	-	(334,420)	(304,801)
Impairment of investments in real estate	-	-	-	6,482	-	-	-
Funds From Operations - diluted	$514,692	$432,359	$419,631	$335,536	$414,533	$947,051	$626,832

Weighted-average shares and units outstanding - basic	288,843	288,377	287,898	278,079	275,545	288,588	252,995
Weighted-average shares and units outstanding - diluted (2)	289,485	289,211	288,903	281,524	278,719	289,219	255,704

Funds From Operations per share - basic	$1.78	$1.50	$1.46	$1.21	$1.50	$3.28	$2.48

Funds From Operations per share - diluted (2)	$1.78	$1.49	$1.45	$1.19	$1.49	$3.27	$2.45

	Three Months Ended					Six Months Ended
Reconciliation of FFO to Core FFO	30-Jun-21	31-Mar-21	31-Dec-20	30-Sep-20	30-Jun-20	30-Jun-21	30-Jun-20

Funds From Operations - diluted	$514,692	$432,359	$419,631	$335,536	$414,533	$947,051	$626,832
Termination fees and other non-core revenues (3)	(11,122)	(59)	(25)	(5,713)	(21,908)	(11,181)	(24,333)
Transaction and integration expenses	7,075	14,120	19,290	14,953	15,618	21,195	72,419
Loss from early extinguishment of debt	-	18,347	49,576	53,007	-	18,347	632
(Gain on) / Issuance costs associated with redeemed preferred stock	(18,000)	-	-	16,520	-	(18,000)	-
Severance, equity acceleration, and legal expenses (4)	2,536	2,427	606	920	3,642	4,963	4,914
(Gain) / Loss on FX revaluation	(51,649)	34,072	(27,190)	10,312	17,526	(17,577)	98,814
Other non-core expense adjustments	2,298	(19,240)	3,353	6,697	22	(16,942)	5,531
Core Funds From Operations - diluted	$445,830	$482,026	$465,241	$432,232	$429,433	$927,856	$784,809

Weighted-average shares and units outstanding - diluted (2)	289,485	289,211	288,903	281,524	278,719	289,219	255,704

Core Funds From Operations per share - diluted (2)	$1.54	$1.67	$1.61	$1.54	$1.54	$3.21	$3.07

(1) Real Estate Related Depreciation & Amortization	Three Months Ended					Six Months Ended
	30-Jun-21	31-Mar-21	31-Dec-20	30-Sep-20	30-Jun-20	30-Jun-21	30-Jun-20

Depreciation & amortization per income statement	$368,981	$369,733	$359,915	$365,842	$349,165	738,714	640,622
Non-real estate depreciation	(5,341)	(5,036)	(5,549)	(7,223)	(6,831)	(10,377)	(11,771)
Real Estate Related Depreciation & Amortization	$363,640	$364,697	$354,366	$358,619	$342,334	$728,337	$628,851

(2)	For all periods presented, we have excluded the effect of dilutive series C, series G, series I, series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series G, series I, series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO and the share count detail section that follows the reconciliation of core FFO to AFFO for calculations of weighted average common stock and units outstanding. For definitions and discussion of FFO and core FFO, see the definitions section.
(3)	Includes lease termination fees and certain other adjustments that are not core to our business.
(4)	Relates to severance and other charges related to the departure of company executives and integration-related severance.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Second Quarter 2021

	Three Months Ended					Six Months Ended
Reconciliation of Core FFO to AFFO	30-Jun-21	31-Mar-21	31-Dec-20	30-Sep-20	30-Jun-20	30-Jun-21	30-Jun-20

Core FFO available to common stockholders and unitholders	$445,830	$482,026	$465,241	$432,232	$429,433	$927,856	$784,809
Adjustments:
Non-real estate depreciation	5,341	5,036	5,549	7,223	6,831	10,377	11,771
Amortization of deferred financing costs	3,718	3,538	3,709	3,655	3,661	7,256	7,921
Amortization of debt discount/premium	1,166	1,134	1,033	987	1,011	2,300	1,953
Non-cash stock-based compensation expense	15,579	16,097	16,315	15,969	15,060	31,676	27,213
Straight-line rental revenue	(16,139)	(18,492)	(14,402)	(10,017)	(10,928)	(34,631)	(26,330)
Straight-line rental expense	7,175	6,709	3,629	3,934	7,373	13,884	8,833
Above- and below-market rent amortization	1,858	2,137	3,239	2,360	3,794	3,995	7,087
Deferred tax (expense) benefit	35,522	(4,509)	(4,226)	6,421	(150)	31,013	(943)
Leasing compensation & internal lease commissions	11,078	11,042	10,506	6,052	1,739	22,120	4,533
Recurring capital expenditures (1)	(39,231)	(39,522)	(83,571)	(53,683)	(38,796)	(78,753)	(73,473)

AFFO available to common stockholders and unitholders (2)	$471,897	$465,196	$407,022	$415,133	$419,028	$937,093	$753,374

Weighted-average shares and units outstanding - basic	288,843	288,377	287,898	278,079	275,545	288,588	252,995
Weighted-average shares and units outstanding - diluted (3)	289,485	289,211	288,903	281,524	278,719	289,219	255,704

AFFO per share - diluted (3)	$1.63	$1.61	$1.41	$1.47	$1.50	$3.24	$2.95

Dividends per share and common unit	$1.16	$1.16	$1.12	$1.12	$1.12	$2.32	$2.24

Diluted AFFO Payout Ratio	71.2%	72.1%	79.5%	76.0%	74.5%	71.6%	76.0%

	Three Months Ended					Six Months Ended
Share Count Detail	30-Jun-21	31-Mar-21	31-Dec-20	30-Sep-20	30-Jun-20	30-Jun-21	30-Jun-20

Weighted Average Common Stock and Units Outstanding	288,843	288,377	287,898	278,079	275,545	288,588	252,995
Add: Effect of dilutive securities	642	834	1,005	3,445	3,174	631	2,709
Weighted Avg. Common Stock and Units Outstanding - diluted	289,485	289,211	288,903	281,524	278,719	289,219	255,704

(1)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(2)	For a definition and discussion of AFFO, see the definitions section. For a reconciliation of net income available to common stockholders to FFO and core FFO, see above.
(3)	For all periods presented, we have excluded the effect of dilutive series C, series G, series I, series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series G, series I, series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO available to common stockholders and unitholders and for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Second Quarter 2021

	30-Jun-21	31-Mar-21	31-Dec-20	30-Sep-20	30-Jun-20
Assets
Investments in real estate:
Real estate	$23,287,853	$22,762,279	$23,142,988	$22,125,486	$20,843,273
Construction in progress	3,270,570	2,904,642	2,768,326	2,328,654	2,514,324
Land held for future development	143,575	192,896	226,862	198,536	175,209
Investments in real estate	$26,701,998	$25,859,817	$26,138,175	$24,652,676	$23,532,806
Accumulated depreciation and amortization	(5,919,650)	(5,649,019)	(5,555,221)	(5,250,140)	(4,945,534)
Net Investments in Properties	$20,782,348	$20,210,798	$20,582,954	$19,402,536	$18,587,272
Investment in unconsolidated joint ventures	1,119,026	970,703	1,148,158	1,059,978	1,033,235
Net Investments in Real Estate	$21,901,374	$21,181,501	$21,731,112	$20,462,514	$19,620,507

Cash and cash equivalents	$120,482	$221,140	$108,501	$971,305	$505,174
Accounts and other receivables (1)	630,086	657,096	603,111	585,506	542,750
Deferred rent	539,379	524,200	528,180	510,627	496,684
Customer relationship value, deferred leasing costs & other intangibles, net	2,956,027	3,057,245	3,122,904	3,106,414	3,128,140
Goodwill	8,185,931	8,125,706	8,330,996	8,012,256	7,791,522
Assets associated with real estate held for sale	—	—	—	—	10,981
Operating lease right-of-use assets (2)	1,452,633	1,495,869	1,386,959	1,363,285	1,375,427
Other assets	365,308	279,734	264,528	423,426	391,451
Total Assets	$36,151,220	$35,542,491	$36,076,291	$35,435,333	$33,862,636

Liabilities and Equity
Global unsecured revolving credit facilities	$1,026,368	$451,007	$531,905	$124,082	$64,492
Unsecured term loans	—	—	536,580	512,642	799,550
Unsecured senior notes, net of discount	12,659,043	12,566,198	11,997,010	11,999,170	11,268,753
Secured debt and other, net of premiums	242,410	239,634	239,222	238,866	238,826
Operating lease liabilities (2)	1,545,689	1,581,759	1,468,712	1,444,060	1,451,152
Accounts payable and other accrued liabilities	1,367,240	1,305,921	1,420,162	1,610,814	1,303,337
Deferred tax liabilities, net	742,127	650,543	698,308	711,474	664,802
Accrued dividends and distributions	—	—	324,386	571	—
Security deposits and prepaid rent	362,606	362,008	371,659	353,902	348,253
Liabilities associated with assets held for sale	—	—	—	—	238
Total Liabilities	$17,945,483	$17,157,070	$17,587,944	$16,995,581	$16,139,403

Redeemable non-controlling interests - operating partnership	41,490	40,097	42,011	41,265	40,584

Equity
Preferred Stock: $0.01 par value per share, 110,000,000 shares authorized:
Series C Cumulative Redeemable Perpetual Preferred Stock (3)	—	$219,250	$219,250	$219,250	$219,250
Series G Cumulative Redeemable Preferred Stock (4)	—	—	—	—	241,468
Series I Cumulative Redeemable Preferred Stock (5)	—	—	—	—	242,012
Series J Cumulative Redeemable Preferred Stock (6)	$193,540	193,540	193,540	193,540	193,540
Series K Cumulative Redeemable Preferred Stock (7)	203,264	203,264	203,264	203,264	203,264
Series L Cumulative Redeemable Preferred Stock (8)	334,886	334,886	334,886	334,886	334,886
Common Stock: $0.01 par value per share, 392,000,000 shares authorized (9)	2,806	2,795	2,788	2,784	2,670
Additional paid-in capital	20,844,834	20,700,282	20,626,897	20,566,645	19,292,311
Dividends in excess of earnings	(4,153,407)	(3,952,497)	(3,997,938)	(3,726,901)	(3,386,525)
Accumulated other comprehensive income (loss), net	31,733	(77,783)	135,010	(123,623)	(358,349)
Total Stockholders' Equity	$17,457,656	$17,623,737	$17,717,697	$17,669,845	$16,984,527

Noncontrolling Interests
Noncontrolling interest in operating partnership	$513,897	$571,292	$608,980	$620,676	$633,831
Noncontrolling interest in consolidated joint ventures	192,694	150,295	119,659	107,966	64,291

Total Noncontrolling Interests	$706,591	$721,587	$728,639	$728,642	$698,122

Total Equity	$18,164,247	$18,345,324	$18,446,336	$18,398,487	$17,682,649

Total Liabilities and Equity	$36,151,220	$35,542,491	$36,076,291	$35,435,333	$33,862,636

(1)	Net of allowance for doubtful accounts of $20,356 and $18,825 as of June 30, 2021 and December 31, 2020, respectively.
(2)	Adoption of the new lease accounting standard required that we adjust the consolidated balance sheet to include the recognition of additional right-of-use assets and lease liabilities for operating leases. See our quarterly report on Form 10-Q filed on May 10, 2019 for additional information.
(3)	Series C Cumulative Redeemable Perpetual Preferred Stock, 6.625%, $0 and $201,250 liquidation preference, respectively ($25.00 per share), 0 and 8,050,000 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively.
(4)	Series G Cumulative Redeemable Preferred Stock, 5.875%, $0 liquidation preference (redeemed October 15, 2020, reclassified to accounts payable as of September 30, 2020 for accounting purposes) ($25.00 per share) and 0 shares issued and outstanding as of June 30, 2021 and December 31, 2020.
(5)	Series I Cumulative Redeemable Preferred Stock, 6.350%, $0 liquidation preference ($25.00 per share) and 0 shares issued and outstanding as of June 30, 2021 and December 31, 2020.
(6)	Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 and $200,000 liquidation preference, respectively ($25.00 per share), 8,000,000 and 8,000,000 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively.
(7)	Series K Cumulative Redeemable Preferred Stock, 5.850%, $210,000 and $210,000 liquidation preference, respectively ($25.00 per share), 8,400,000 and 8,400,000 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively.
(8)	Series L Cumulative Redeemable Preferred Stock, 5.200%, $345,000 and $345,000 liquidation preference, respectively ($25.00 per share), 13,800,000 and 13,800,000 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively.
(9)	Common Stock: 282,603,152 and 208,900,758 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	Second Quarter 2021

Consolidated Properties Cash Net Operating Income (NOI)(2), Annualized (3)
Network-Dense	$930,053
Campus	1,488,858
Other (4)	179,008
Total Cash NOI, Annualized	$2,597,919
less: Partners' share of consolidated JVs	(992)
Acquisitions / dispositions / expirations	(38,318)
FY 2021 backlog cash NOI and 1Q21 carry-over (stabilized) (5)	120,647
Total Consolidated Cash NOI, Annualized	$2,679,256

Digital Realty's Pro Rata Share of Unconsolidated Joint Venture Cash NOI (3)(6)	$135,296

Other Income
Development and Management Fees (net), Annualized	$14,512

Other Assets
Pre-stabilized inventory, at cost (7)	$269,964
Land held for development	143,575
Development CIP (8)	3,270,570
less: Investment associated with FY21 Backlog NOI	(474,220)
Cash and cash equivalents	120,482
Accounts and other receivables, net	630,086
Other assets	365,308
less: Partners' share of consolidated JV assets	(987)
Total Other Assets	$4,324,778

Liabilities
Global unsecured revolving credit facilities	$1,032,946
Unsecured senior notes	12,762,570
Secured debt, excluding premiums	242,870
Accounts payable and other accrued liabilities (9)	1,367,240
Deferred tax liabilities, net	742,127
Security deposits and prepaid rents	362,606
Backlog NOI cost to complete (10)	273,252
Preferred stock	755,000
Digital Realty's share of unconsolidated JV debt	723,202
Total Liabilities	$18,261,813

Diluted Shares and Units Outstanding	290,301

(1)	Includes Digital Realty’s share of backlog leasing at unconsolidated joint venture buildings. Excludes Mitsubishi Corporation Digital Realty (MCDR) and Ascenty joint venture.
(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 34.
(3)	Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only. Reflects annualized 2Q21 Cash NOI of $2.5 billion. NOI is allocated based on management’s best estimates derived using contractual ABR and stabilized margins.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Estimated cash NOI related to signed leasing expected to commence through June 30, 2021. Includes Digital Realty’s share of signed leases at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.
(6)	For a reconciliation of Digital Realty’s pro rata share of unconsolidated joint venture operating income to cash NOI, see page 31.
(7)	Includes Digital Realty’s share of cost at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.
(8)	See page 27 for further details on the breakdown of the construction in progress balance.
(9)	Includes net deferred tax liability of approximately $736.7 million.
(10)	Includes Digital Realty’s share of expected cost to complete at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.

Debt Maturities	Financial Supplement
Unaudited and Dollars in Thousands	Second Quarter 2021

	As of June 30, 2021
		Interest Rate
	Interest	Including
	Rate	Swaps	2021	2022	2023	2024	2025	Thereafter	Total
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility - Unhedged	0.995%	0.995%	—	—	—	$996,766	—	—	$996,766
Yen revolving credit facility	0.500%	0.500%	—	—	—	36,180	—	—	36,180
Deferred financing costs, net	—	—	—	—	—	—	—	—	(6,578)
Total Global Unsecured Revolving Credit Facilities	0.977%	0.977%	—	—	—	$1,032,946	—	—	$1,026,368

Senior Notes
€300 million Floating Rate Notes due 2022	—	—	—	$355,740	—	—	—	—	$355,740
€300 million 0.125% Notes due 2022	0.125%	0.125%	—	355,740	—	—	—	—	355,740
€600 million 2.625% Notes due 2024	2.625%	2.625%	—	—	—	$711,480	—	—	711,480
£250 million 2.750% Notes due 2024	2.750%	2.750%	—	—	—	345,775	—	—	345,775
£400 million 4.250% Notes due 2025	4.250%	4.250%	—	—	—	—	$553,240	—	553,240
€650 million 0.625% Notes due 2025	0.625%	0.625%	—	—	—	—	770,770	—	770,770
$450 million 4.750% Notes due 2025	4.750%	4.750%	—	—	—	—	450,000	—	450,000
€1.08 billion 2.500% Notes due 2026	2.500%	2.500%	—	—	—	—	—	$1,274,735	1,274,735
$1.00 billion 3.700% notes due 2027	3.700%	3.700%	—	—	—	—	—	1,000,000	1,000,000
€500 million 1.125% Notes due 2028	1.125%	1.125%	—	—	—	—	—	592,900	592,900
$650 million 4.450% Notes due 2028	4.450%	4.450%	—	—	—	—	—	650,000	650,000
$900 million 3.600% Notes due 2029	3.600%	3.600%	—	—	—	—	—	900,000	900,000
£350 million 3.300% Notes due 2029	3.300%	3.300%	—	—	—	—	—	484,085	484,085
€750 million 1.500% Notes due 2030	1.500%	1.500%	—	—	—	—	—	889,350	889,350
£550 million 3.750% Notes due 2030	3.750%	3.750%	—	—	—	—	—	760,705	760,705
€500 million 1.250% Notes due 2031	1.250%	1.250%	—	—	—	—	—	592,900	592,900
€1.00 billion 0.625% Notes due 2031	0.625%	0.625%	—	—	—	—	—	1,185,800	1,185,800
€750 million 1.000% Notes due 2032	1.000%	1.000%	—	—	—	—	—	889,350	889,350
Unamortized discounts	—	—	—	—	—	—	—	—	(37,743)
Deferred financing costs	—	—	—	—	—	—	—	—	(65,784)
Total Senior Notes	2.325%	2.325%	—	$711,480	—	$1,057,255	$1,774,010	$9,219,825	$12,659,043

Secured Debt
Secured note due 2023	1.073%	2.435%	—	—	$104,000	—	—	—	$104,000
Westin	3.290%	3.290%	—	—	—	—	—	135,000	135,000
Deferred financing costs	—	—	—	—	—	—	—	—	(460)
Total Secured Debt	2.325%	2.918%	—	—	$104,000	—	—	$135,000	$238,540

Other Debt
Icolo loan	11.650%	11.650%	—	—	—	—	—	$3,870	$3,870
Total Other Debt	11.650%	11.650%	—	—	—	—	—	$3,870	$3,870

Total unhedged variable rate debt	—	—	—	$355,740	—	$1,032,946	—	—	$1,388,686
Total fixed rate / hedged variable rate debt	—	—	—	355,740	$104,000	1,057,255	$1,774,010	$9,358,695	12,649,700
Total Debt	2.229%	2.239%	—	$711,480	$104,000	$2,090,201	$1,774,010	$9,358,695	$14,038,386

Weighted Average Interest Rate			—	0.063%	2.435%	1.832%	2.802%	2.386%	2.239%

Summary

Weighted Average Term to Initial Maturity									6.2 Years

Weighted Average Maturity (assuming exercise of extension options)									6.3 Years

Global Unsecured Revolving Credit Facility Detail As of June 30, 2021

	Maximum Available	Existing Capacity (2)	Currently Drawn

Global Unsecured Revolving Credit Facility	$2,678,973	$1,574,392	$1,032,946

(1)	Assumes all extensions will be exercised.
(2)	Net of letters of credit issued of $71.6 million.

Debt Analysis and Covenant Compliance	Financial Supplement
Unaudited	Second Quarter 2021

	As of June 30, 2021

				Global Unsecured
	Unsecured Senior Notes			Credit Facilities
Debt Covenant Ratios (1)	Required	Actual (2)	Actual (3)	Required	Actual
Total outstanding debt / total assets (4)	Less than 60%	43%	39%	Less than 60% (5)	39%
Secured debt / total assets (6)	Less than 40%	1%	1%	Less than 40%	2%
Total unencumbered assets / unsecured debt	Greater than 150%	212%	236%	N/A	N/A
Consolidated EBITDA / interest expense (7)	Greater than 1.5x	6.3x	6.3x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.5x	6.1x
Unsecured debt / total unencumbered asset value (8)		N/A	N/A	Less than 60%	41%
Unencumbered assets debt service coverage ratio		N/A	N/A	Greater than 1.5x	7.5x

(1)	For definitions of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes, the Amended and Restated Global Senior Credit Agreement dated as of October 24, 2018 and the Yen facility Credit Agreement dated as of October 24, 2018, each as amended and which are filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(2)	Ratios for the Unsecured Senior Notes listed on page 18 except for the floating rate notes due 2022, 1.250% notes due 2031, 0.625% notes due 2031 and 1.00% notes due 2032.
(3)	Ratios for the floating rate notes due 2022, 1.250% notes due 2031, 0.625% notes due 2031 and 1.00% notes due 2032.
(4)	This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility. For the calculation of Total Assets, please refer to the indentures which govern the notes, the Amended and Restated Global Senior Credit Agreement dated as of October 24, 2018 and the Yen facility Credit Agreement dated as of October 24, 2018, each as amended and which are filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(5)	The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following an acquisition of one or more Assets for a purchase price and other consideration in an amount not less than 5% of Total Asset Value.
(6)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility.
(7)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).
(8)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the global unsecured revolving credit facility and the Yen facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	Second Quarter 2021

Stabilized (“Same-Capital”) Portfolio (1)

	Three Months Ended					Six Months Ended
	30-Jun-21	30-Jun-20	% Change	31-Mar-21	% Change	30-Jun-21	30-Jun-20	% Change
Rental revenues	$420,244	$417,728	0.6%	$414,163	1.5%	$834,406	$832,191	0.3%
Tenant reimbursements - Utilities	84,225	79,980	5.3%	96,231	(12.5%)	180,456	162,382	11.1%
Tenant reimbursements - Other	47,730	48,340	(1.3%)	43,784	9.0%	91,514	91,886	(0.4%)
Interconnection & other	57,504	56,059	2.6%	57,264	0.4%	114,768	110,900	3.5%
Total Revenue	$609,703	$602,107	1.3%	$611,442	(0.3%)	$1,221,144	$1,197,359	2.0%

Utilities	$99,788	$93,520	6.7%	$111,631	(10.6%)	$211,419	$186,143	13.6%
Rental property operating	101,658	92,846	9.5%	100,190	1.5%	201,847	184,985	9.1%
Property taxes	29,395	30,823	(4.6%)	30,954	(5.0%)	60,348	60,352	(0.0%)
Insurance	2,713	2,517	7.8%	2,701	0.4%	5,414	5,436	(0.4%)
Total Expenses	$233,554	$219,706	6.3%	$245,476	(4.9%)	$479,028	$436,916	9.6%

Net Operating Income (2)	$376,149	$382,401	(1.6%)	$365,966	2.8%	$742,116	$760,443	(2.4%)
Less:
Stabilized straight-line rent	($3,329)	($965)	245.0%	($2,198)	51.5%	($5,526)	$495	(1216.4%)
Above- and below-market rent	(211)	(2,250)	(90.6%)	(571)	(63.0%)	(782)	(4,656)	(83.2%)
Cash Net Operating Income (3)	$379,689	$385,616	(1.5%)	$368,735	3.0%	$748,424	$764,604	(2.1%)

Stabilized Portfolio occupancy at period end (4)	85.4%	87.2%	(1.8%)	86.2%	(0.8%)	85.4%	87.2%	(1.8%)

(1)	Represents buildings owned as of December 31, 2019 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2020-2021, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.
(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 34.
(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 34.
(4)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended June 30, 2021	Second Quarter 2021

	0-1 MW		> 1 MW		Other (3)		Total
Leasing Activity - New (1) (2)	2Q21	LTM	2Q21	LTM	2Q21	LTM	2Q21	LTM

Annualized GAAP Rent	$41,181	$155,809	$58,988	$255,373	$591	$8,019	$100,761	$419,201

Kilowatt leased	11,751	51,608	46,930	191,204	—	—	58,681	242,812
NRSF	121,182	582,004	422,509	1,885,508	14,308	228,009	558,000	2,695,521

Weighted Average Lease Term (years)	4.0	4.0	9.5	8.6	7.1	8.9	8.2	7.6

Initial stabilized cash rent per Kilowatt	$291	$224	$104	$105	—	—	$153	$142
GAAP rent per Kilowatt	$292	$252	$105	$111	—	—	$142	$141
Leasing cost per Kilowatt	$46	$27	$13	$14	—	—	$19	$17

Net Effective Economics by Kilowatt (4)

Base rent by Kilowatt	$297	$227	$112	$113	—	—	$153	$142
Rental concessions by Kilowatt	$9	$5	$7	$6	—	—	$6	$4
Estimated operating expense by Kilowatt	$104	$93	$26	$32	—	—	$41	$45

Net rent per Kilowatt	$184	$128	$79	$76	—	—	$106	$94

Tenant improvements by Kilowatt	$0	$0	$1	$1	—	—	$1	$1
Leasing commissions by Kilowatt	$24	$14	$1	$1	—	—	$5	$4

Net effective rent per Kilowatt	$161	$114	$77	$74	—	—	$100	$89

Initial stabilized cash rent per NRSF	$339	$239	$139	$127	$359	$33	$203	$156
GAAP rent per NRSF	$340	$268	$140	$135	$41	$35	$181	$156
Leasing cost per NRSF	$53	$29	$17	$17	$25	$5	$25	$18

Net Effective Economics by NRSF (4)

Base rent by NRSF	$345	$241	$149	$138	$42	$35	$204	$128
Rental concessions by NRSF	$6	$3	$9	$5	$1	$0	$8	$4
Estimated operating expense by NRSF	$98	$81	$7	$26	$3	$2	$26	$36

Net rent per NRSF	$241	$157	$133	$107	$38	$33	$169	$88

Tenant improvements by NRSF	$0	$0	$1	$1	$2	$0	$1	$1
Leasing commissions by NRSF	$27	$15	$1	$2	$10	$1	$8	$5

Net effective rent per NRSF	$214	$142	$131	$104	$26	$32	$160	$83

(1)	Excludes short-term, roof, storage and garage leases.
(2)	Includes leases for new and re-leased space.
(3)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(4)	All dollar amounts are per square foot averaged over lease term. Per Kilowatt metrics are presented in monthly values. Per NRSF are presented in yearly values.

Note: LTM is last twelve months, including current quarter.

Summary of Leasing Activity	Financial Supplement
Leases Renewed in the Quarter Ended June 30, 2021	Second Quarter 2021

	0-1 MW		> 1 MW		Other (4)		Total
Leasing Activity - Renewals (1) (2) (3)	2Q21	LTM	2Q21	LTM	2Q21	LTM	2Q21	LTM

Leases renewed (Kilowatt)	34,895	126,386	23,440	93,941	—	—	58,335	220,326
Leases renewed (NRSF)	515,796	1,783,260	260,818	1,042,007	313,620	885,724	1,090,234	3,710,991
Leasing cost per Kilowatt	$2	$1	$0	$1	—	—	$1	$1
Leasing cost per NRSF	$1	$1	$0	$1	$1	$1	$1	$1

Weighted Term (years)	2.0	1.7	2.1	3.5	5.0	3.8	2.9	2.7

Cash Rent

Expiring cash rent per Kilowatt	$310	$319	$143	$147	—	—	$243	$246
Renewed cash rent per Kilowatt	$312	$321	$141	$141	—	—	$244	$245

% Change Cash Rent Per Kilowatt	0.8%	0.8%	(0.9%)	(3.7%)	—	—	0.4%	(0.4%)

Expiring cash rent per NRSF	$252	$271	$154	$159	$25	$22	$163	$180
Renewed cash rent per NRSF	$254	$273	$152	$153	$24	$22	$163	$180

% Change Cash Rent Per NRSF	0.8%	0.8%	(0.9%)	(3.7%)	(5.7%)	(0.4%)	0.1%	(0.4%)

GAAP Rent

Expiring GAAP rent per Kilowatt	$307	$317	$138	$141	—	—	$239	$242
Renewed GAAP rent per Kilowatt	$313	$322	$141	$145	—	—	$244	$246

% Change GAAP Rent Per Kilowatt	1.9%	1.6%	2.1%	2.8%	—	—	1.9%	1.6%

Expiring GAAP rent per NRSF	$249	$269	$149	$152	$23	$20	$160	$177
Renewed GAAP rent per NRSF	$254	$274	$152	$156	$24	$23	$164	$181

% Change GAAP Rent Per NRSF	1.9%	1.6%	2.1%	2.8%	6.2%	12.5%	2.1%	2.2%

Retention ratio (5)	87.4%	83.8%	68.4%	68.0%	71.5%	74.9%	77.3%	76.6%

Churn (6)	1.9%	10.7%	0.9%	5.0%	1.1%	3.7%	1.4%	7.2%

(1)	Excludes short-term, roof, storage and garage leases.
(2)	Rental rates represent annual estimated cash rent per kilowatt, adjusted for straight-line rents in accordance with GAAP.
(3)	Per Kilowatt metrics are presented in monthly values. Per NRSF metrics are presented in yearly values.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Based on square feet.
(6)	Churn is defined as recurring revenue lost during the period due to leases terminated or not renewed during the period, divided by recurring revenue at the beginning of the period.

Note: LTM is last twelve months, including current quarter.

Lease Expirations - By Size	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Second Quarter 2021

			% of	Annualized Rent Per	Annualized Rent Per				Rent Per kW
	Square Footage of	Annualized	Annualized	Occupied	Occupied Square	Annualized Rent	kW of Expiring	Rent per kW	Per Month at
Year	Expiring Leases (1)	Rent (2)	Rent	Square Foot	Foot at Expiration	at Expiration	Leases	Per Month	Expiration
0 - 1 MW
Available	1,723,777	—	—	—	—	—	—	—	—
Month to Month (3)	143,414	$35,286	1.2%	$246	$248	$35,515	8,855	$332	$334
2021	845,144	254,879	8.3%	302	301	254,786	62,870	338	338
2022	1,428,035	403,142	13.2%	282	283	403,479	108,414	310	310
2023	612,593	136,767	4.5%	223	226	138,733	42,745	267	270
2024	569,080	98,239	3.2%	173	177	100,975	37,612	218	224
2025	349,837	61,039	2.0%	174	181	63,272	21,532	236	245
2026	152,913	22,351	0.7%	146	157	24,061	10,095	185	199
2027	171,315	20,478	0.7%	120	132	22,635	9,503	180	198
2028	64,936	5,328	0.2%	82	96	6,263	2,148	207	243
2029	40,691	4,815	0.2%	118	133	5,428	2,635	152	172
2030	42,793	4,927	0.2%	115	118	5,065	3,182	129	133
Thereafter	224,721	11,589	0.4%	52	55	12,368	3,968	243	260

Total / Wtd. Avg.	6,369,248	$1,058,839	34.6%	$228	$231	$1,072,578	313,560	$281	$285

> 1 MW	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,888,368	—	—	—	—	—	—	—	—
Month to Month (3)	134,899	$16,236	0.5%	$120	$120	$16,236	9,899	$137	$137
2021	670,976	108,919	3.6%	162	167	111,796	63,377	143	147
2022	1,681,053	282,549	9.2%	168	170	285,190	158,784	148	150
2023	1,635,116	237,715	7.8%	145	146	238,846	138,018	144	144
2024	1,286,425	190,919	6.2%	148	157	202,215	120,201	132	140
2025	1,739,747	225,602	7.4%	130	139	242,372	156,446	120	129
2026	1,299,204	167,260	5.5%	129	143	185,897	118,390	118	131
2027	628,654	90,245	2.9%	144	162	102,093	64,513	117	132
2028	455,508	49,825	1.6%	109	127	57,910	44,413	93	109
2029	684,816	75,011	2.5%	110	128	87,417	63,915	98	114
2030	492,128	58,050	1.9%	118	135	66,216	47,071	103	117
Thereafter	1,847,024	211,017	6.9%	114	136	251,225	180,377	97	116

Total / Wtd. Avg.	14,443,916	$1,713,348	56.0%	$136	$147	$1,847,413	1,165,404	$123	$132

Other (4)	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,434,163	—	—	—	—	—	—	—	—
Month to Month (3)	37,956	$1,606	0.1%	$42	$42	$1,606	—	—	—
2021	548,030	19,423	0.6%	35	35	19,417	—	—	—
2022	1,018,538	25,583	0.8%	25	25	25,135	—	—	—
2023	1,096,441	28,192	0.9%	26	27	29,145	—	—	—
2024	645,990	22,109	0.7%	34	35	22,673	—	—	—
2025	1,018,958	42,723	1.4%	42	44	44,614	—	—	—
2026	579,121	15,735	0.5%	27	31	17,700	—	—	—
2027	379,086	14,794	0.5%	39	45	17,119	—	—	—
2028	227,938	11,483	0.4%	50	58	13,261	—	—	—
2029	431,914	19,044	0.6%	44	52	22,619	—	—	—
2030	730,692	30,424	1.0%	42	52	38,101	—	—	—
Thereafter	2,791,057	57,291	1.9%	21	27	75,432	—	—	—

Total / Wtd. Avg.	10,939,886	$288,407	9.4%	$30	$34	$326,822	—	—	—

Total	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	5,046,308	—	—	—	—	—	—	—	—
Month to Month (3)	316,269	$53,128	1.7%	$168	$169	$53,357	—	—	—
2021	2,064,150	383,221	12.5%	186	187	386,000	—	—	—
2022	4,127,626	711,274	23.2%	172	173	713,803	—	—	—
2023	3,344,150	402,674	13.2%	120	122	406,724	—	—	—
2024	2,501,495	311,268	10.2%	124	130	325,862	—	—	—
2025	3,108,542	329,364	10.8%	106	113	350,257	—	—	—
2026	2,031,238	205,346	6.7%	101	112	227,658	—	—	—
2027	1,179,055	125,516	4.1%	106	120	141,848	—	—	—
2028	748,381	66,635	2.2%	89	103	77,433	—	—	—
2029	1,157,421	98,870	3.2%	85	100	115,464	—	—	—
2030	1,265,614	93,401	3.1%	74	86	109,382	—	—	—
Thereafter	4,862,802	279,896	9.1%	58	70	339,024	—	—	—

Total / Wtd. Avg.	31,753,051	$3,060,594	100.0%	$115	$122	$3,246,812	—	—	—

(1)	For some buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2021, multiplied by 12.
(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
(4)	Other includes unimproved building shell capacity as well as storage and office space within fully improved data center facilities.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	Second Quarter 2021

					Weighted
					Average
			Annualized	% of Annualized	Remaining
		Number of	Recurring	Recurring	Lease Term in
	Customer	Locations	Revenue (1)	Revenue	Years
1	Fortune 50 Software Company	55	$332,098	9.7%	8.5
2	IBM	42	155,752	4.5%	2.8
3	Facebook, Inc.	33	115,905	3.4%	4.4
4	Oracle America, Inc.	28	107,353	3.1%	3.1
5	Global Cloud Provider	51	96,078	2.8%	3.2
6	Equinix	23	87,122	2.5%	8.2
7	Fortune 25 Investment Grade-Rated Company	25	84,061	2.5%	2.3
8	LinkedIn Corporation	8	77,798	2.3%	3.5
9	Fortune 500 SaaS Provider	15	71,049	2.1%	4.8
10	Social Content Platform	10	70,281	2.1%	6.0
11	Cyxtera Technologies, Inc.	17	68,993	2.0%	10.8
12	Rackspace	21	66,518	1.9%	8.7
13	Fortune 25 Tech Company	41	57,989	1.7%	2.9
14	Lumen Technologies, Inc.	129	57,981	1.7%	5.2
15	Comcast Corporation	28	42,977	1.3%	4.8
16	Verizon	99	41,844	1.2%	2.9
17	AT&T	74	36,568	1.1%	2.9
18	JPMorgan Chase & Co.	16	36,289	1.1%	2.4
19	Global Telecom Network Provider	30	33,544	1.0%	2.7
20	Zayo	120	32,044	0.9%	1.5
	Total / Weighted Average		$1,672,243	48.8%	6.0

(1)	Annualized recurring revenue represents the monthly contractual base rent (defined as cash base rent before abatements), and interconnection revenue under existing leases as of June 30, 2021, multiplied by 12.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates.

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Second Quarter 2021

	Net Rentable	Space Under Active	Space Held for	Annualized	Occupancy (5)		White Space	Data Center
Metropolitan Area	Square Feet (1)	Development (2)	Development (3)	Rent (4)	30-Jun-21	31-Mar-21	IT Load (6)	Count
North America

Northern Virginia	5,893,718	433,715	76,944	$577,666	92.2%	92.6%	470.4	24
Chicago	3,426,580	—	148,101	302,489	87.6%	87.5%	162.7	10
New York	2,083,013	201,160	99,947	215,923	84.7%	84.3%	51.0	13
Silicon Valley	2,251,021	65,594	—	214,289	96.8%	96.8%	105.5	20
Dallas	3,530,749	143,051	28,094	193,330	80.2%	81.1%	101.2	21
Phoenix	795,687	—	—	67,636	72.5%	71.6%	42.5	2
San Francisco	824,972	23,321	—	62,762	64.7%	71.3%	29.1	4
Atlanta	525,414	41,661	313,581	52,222	94.7%	94.7%	7.1	4
Los Angeles	798,571	19,908	—	43,813	85.1%	84.8%	13.8	4
Seattle	400,369	—	—	40,352	85.9%	85.7%	19.5	1
Portland	331,242	823,056	—	32,411	97.5%	97.5%	28.5	2
Toronto, Canada	364,798	466,866	—	31,423	77.9%	83.6%	29.8	3
Boston	437,119	—	50,649	22,256	50.7%	47.3%	19.0	3
Houston	392,816	—	13,969	18,130	70.6%	70.6%	13.0	6
Miami	226,314	—	—	8,615	89.3%	90.6%	1.3	2
Austin	85,688	—	—	7,154	63.5%	63.5%	4.3	1
Minneapolis/St. Paul	328,765	—	—	6,945	100.0%	100.0%	—	1
Charlotte	95,499	—	—	5,058	89.5%	89.4%	1.5	3
North America Total/Weighted Average	22,792,334	2,218,332	731,285	$1,902,474	86.1%	86.4%	1,100.1	124

EMEA

London, England	1,431,735	—	160,850	$253,320	74.7%	75.8%	101.8	16
Frankfurt, Germany	1,771,678	1,452,149	—	200,052	86.2%	88.0%	98.8	27
Amsterdam, Netherlands	1,172,124	94,730	95,262	139,409	64.6%	62.4%	110.4	13
Paris, France	472,691	440,722	—	65,907	86.2%	86.3%	33.1	10
Vienna, Austria	353,575	—	—	47,771	80.3%	83.7%	25.6	2
Marseille, France	293,908	226,253	—	46,189	82.7%	80.6%	20.8	4
Dublin, Ireland	381,052	94,005	—	45,631	75.5%	75.8%	24.3	8
Madrid, Spain	218,282	225,140	—	36,039	77.8%	78.6%	9.0	4
Zurich, Switzerland	284,671	258,240	—	35,496	69.9%	58.4%	17.0	3
Brussels, Belgium	136,685	27,420	—	24,084	77.0%	77.4%	7.5	3
Stockholm, Sweden	205,304	48,492	—	23,480	62.3%	61.3%	12.8	6
Copenhagen, Denmark	163,755	162,123	—	18,152	78.1%	76.5%	7.1	3
Dusseldorf, Germany	105,523	95,926	—	15,981	59.9%	59.9%	4.3	3
Athens, Greece	55,170	66,736	—	7,144	61.4%	60.4%	1.7	3
Zagreb, Croatia	19,116	12,801	—	2,524	55.3%	48.5%	0.9	1
Nairobi, Kenya	15,710	—	—	1,078	52.2%	54.7%	0.5	1
Mombasa, Kenya	10,082	37,025	—	610	41.2%	44.3%	0.3	2
EMEA Total/Weighted Average	7,091,062	3,241,762	256,112	$962,866	76.5%	76.2%	475.7	109

Asia Pacific

Singapore	751,810	131,037	—	$120,871	87.4%	95.8%	54.0	3
Sydney, Australia	226,697	222,838	—	27,298	86.4%	85.7%	14.9	4
Melbourne, Australia	146,570	—	—	16,156	62.8%	71.0%	9.6	2
Tokyo, Japan	—	406,664	—	—	—	—	—	1
Osaka, Japan	—	429,067	—	—	—	—	—	2
Seoul, South Korea	—	162,260	—	—	—	—	—	1
Hong Kong	—	284,751	—	—	—	—	—	1
Asia Pacific Total/Weighted Average	1,125,077	1,636,617	—	$164,326	84.0%	89.3%	78.5	14

Non-Data Center Properties	263,668	—	—	$1,263	100.0%	100.0%	—	—

Consolidated Portfolio Total/Weighted Average	31,272,142	7,096,711	987,397	$3,030,928	84.0%	84.3%	1,654.3	247

Managed Unconsolidated Joint Ventures

Northern Virginia	1,250,419	—	—	$77,414	92.7%	92.7%	75.2	7
Hong Kong	186,300	—	—	20,178	87.3%	87.3%	11.0	1
Silicon Valley	326,305	—	—	13,915	100.0%	100.0%	—	4
Dallas	319,876	—	—	5,693	82.4%	82.4%	—	3
New York	108,336	—	—	3,460	100.0%	100.0%	3.4	1
Managed Unconsolidated Portfolio Total/Weighted Average	2,191,236	—	—	$120,661	92.2%	92.2%	89.6	16

Managed Portfolio Total/Weighted Average	33,463,378	7,096,711	987,397	$3,151,589	84.5%	84.9%	1,743.9	263

Digital Realty Share Total/Weighted Average (7)	31,753,051	7,096,711	987,397	$3,060,594	84.1%	84.5%	1,674.6

Non-Managed Unconsolidated Joint Ventures

Sao Paulo, Brazil	919,846	285,903	413,872	131,388	98.4%	97.9%	77.4	16
Osaka, Japan	277,031	55,055	—	50,176	87.5%	87.3%	21.6	2
Tokyo, Japan	892,667	—	—	47,359	74.3%	87.8%	21.0	2
Rio De Janeiro, Brazil	72,442	26,781	—	11,126	100.0%	100.0%	6.0	2
Fortaleza, Brazil	94,205	—	—	10,078	100.0%	100.0%	6.2	1
Seattle	51,000	—	—	7,770	100.0%	100.0%	9.0	1
Santiago, Chile	67,340	45,209	180,835	6,605	68.7%	68.7%	6.3	2
Queretaro, Mexico	—	108,178	376,202	—	-	-	—	2
Non-Managed Portfolio Total/Weighted Average	2,374,531	521,126	970,909	$264,502	87.4%	92.2%	147.4	28

Portfolio Total/Weighted Average	35,837,908	7,617,837	1,958,306	$3,416,091	84.7%	85.3%	1,891.3	291

(1)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Space under active development includes current Base Building and Data Center projects in progress (see page 26).
(3)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 29).
(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of June 30, 2021, multiplied by 12.
(5)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.
(6)	White Space IT Load represents UPS-backed utility power dedicated to Digital Realty’s operated data center space.
(7)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars in Thousands	Second Quarter 2021

	Base Building Construction					Data Center Construction									Total Active Development

			A	B	A + B				A	B	A + B						A	B	A + B
													Average	Pre-tax
		Total	Current	Future	Total		Total		Current	Future	Total		Expected	Est.		Total	Current	Future	Total
	# of	Square	Investment	Funding	Expected	# of	Square		Investment	Funding	Expected	%	Completion	Stabilized	# of	Square	Investment	Funding	Expected
Metropolitan Area	Locations	Feet	(1)	Req. (2)	Investment (3)	Locations	Feet	kW	(1)	Req. (2)	Investment (3)	Leased	Period	Cash Yield (4)	Locations	Feet	(1)	Req. (2)	Investment (3)
Atlanta	—	—	—	—	—	1	41,661	2,000	$2,322	$32,972	$35,294	—	1Q22		1	41,661	$2,322	$32,972	$35,294
Dallas	1	115,060	$6,490	$10,249	$16,739	1	27,991	1,500	4,842	26,769	31,611	—	4Q21		2	143,051	11,332	37,018	48,350
Los Angeles	—	—	—	—	—	1	19,908	1,200	9,595	13,778	23,373	—	4Q21		1	19,908	9,595	13,778	23,373
New York (5)	—	—	—	—	—	2	201,160	6,000	128,257	93,950	222,207	40.0%	1Q22		2	201,160	128,257	93,950	222,207
Northern Virginia	1	289,143	62,059	12,833	74,892	1	144,572	16,000	72,895	49,952	122,847	100.0%	3Q21		1	433,715	134,954	62,786	197,740
Portland	1	552,862	46,367	109,951	156,318	1	270,194	30,000	161,646	132,106	293,752	100.0%	2Q22		2	823,056	208,013	242,057	450,070
San Francisco	—	—	—	—	—	1	23,321	2,400	28,917	2,019	30,937	100.0%	4Q22		1	23,321	28,917	2,019	30,937
Silicon Valley (6)	1	65,594	39,281	3,078	42,359	—	—	—	—	—	—	—	—		1	65,594	39,281	3,078	42,359
Toronto	1	331,016	31,136	33,572	64,708	2	135,850	8,800	61,428	52,212	113,640	45.5%	4Q21		2	466,866	92,564	85,784	178,348
North America	5	1,353,675	$185,333	$169,683	$355,016	10	864,657	67,900	$469,902	$403,759	$873,662	80.7%		9.5%	13	2,218,332	$655,235	$573,443	$1,228,678

Amsterdam, Netherlands	—	—	—	—	—	2	94,730	6,400	$53,500	$40,731	$94,231	—	4Q22		2	94,730	$53,500	$40,731	$94,231
Athens, Greece	—	—	—	—	—	1	66,736	6,800	3,841	76,197	80,038	—	3Q21		1	66,736	3,841	76,197	80,038
Brussels, Belgium	—	—	—	—	—	1	27,420	1,450	18,808	4,603	23,411	—	1Q22		1	27,420	18,808	4,603	23,411
Copenhagen, Denmark	1	100,047	$14,461	$23,590	$38,051	2	62,076	5,950	13,441	74,835	88,276	1.5%	1Q22		2	162,123	27,903	98,424	126,327
Dublin, Ireland	—	—	—	—	—	1	94,005	6,000	35,653	20,708	56,360	100.0%	3Q21		1	94,005	35,653	20,708	56,360
Dusseldorf, Germany	1	63,954	1,581	27,670	29,251	1	31,972	3,333	790	33,992	34,782	15.0%	1Q22		1	95,926	2,372	61,662	64,033
Frankfurt, Germany	1	926,838	86,822	121,425	208,247	4	525,311	41,960	178,021	430,498	608,520	1.3%	2Q22		5	1,452,149	264,843	551,923	816,767
Madrid, Spain	1	150,093	20,295	14,924	35,218	1	75,047	5,000	15,368	48,487	63,855	—	4Q22		1	225,140	35,663	63,411	99,074
Marseille, France	1	82,718	19,133	18,101	37,234	2	143,536	12,650	73,325	73,135	146,460	25.9%	1Q22		2	226,253	92,458	91,236	183,694
Mombasa, Kenya	1	18,513	1,435	365	1,800	1	18,513	855	1,494	8,306	9,800	—	1Q22		1	37,025	2,929	8,671	11,600
Paris, France	1	48,201	28,266	2,861	31,127	3	392,521	44,400	230,222	418,367	648,590	41.6%	4Q22		3	440,722	258,489	421,229	679,717
Stockholm, Sweden	—	—	—	—	—	1	48,492	2,625	18,603	6,434	25,037	—	4Q21		1	48,492	18,603	6,434	25,037
Zagreb, Croatia	—	—	—	—	—	1	12,801	1,800	16,483	4,862	21,344	—	3Q21		1	12,801	16,483	4,862	21,344
Zurich, Switzerland	1	150,640	46,850	56,631	103,481	1	107,600	10,000	43,401	110,911	154,312	70.0%	2Q22		1	258,240	90,251	167,542	257,793
EMEA	8	1,541,003	$218,843	$265,567	$484,410	22	1,700,760	149,223	$702,951	$1,352,066	$2,055,017	24.0%		11.7%	23	3,241,762	$921,794	$1,617,633	$2,539,427

Hong Kong	1	183,054	$5,745	$11,815	$17,560	1	101,697	7,500	$8,115	$59,616	$67,731	—	4Q21		1	284,751	$13,860	$71,431	$85,290
Osaka, Japan	2	272,594	43,218	85,275	128,493	2	156,473	15,400	95,458	161,532	256,990	15.6%	3Q21		2	429,067	138,676	246,807	385,484
Seoul, South Korea	1	81,130	28,392	35,301	63,693	1	81,130	6,000	34,538	55,006	89,544	—	4Q21		1	162,260	62,930	90,307	153,237
Singapore	—	—	—	—	—	1	131,037	18,000	44,551	96,325	140,876	75.0%	3Q21		1	131,037	44,551	96,325	140,876
Sydney, Australia (6)	2	155,249	60,675	25,178	85,853	1	67,589	7,200	20,038	46,585	66,622	100.0%	4Q21		2	222,838	80,713	71,762	152,475
Tokyo, Japan	1	227,732	66,985	28,392	95,377	1	178,932	16,500	120,767	130,668	251,435	36.4%	3Q21		1	406,664	187,752	159,060	346,812
Asia Pacific	7	919,759	$205,015	$185,961	$390,976	7	716,858	70,600	$323,467	$549,732	$873,198	41.2%		10.9%	8	1,636,617	$528,482	$735,692	$1,264,174

Total	20	3,814,437	$609,191	$621,211	$1,230,402	39	3,282,275	287,723	$1,496,319	$2,305,557	$3,801,876	41.6%		11.0%	44	7,096,711	$2,105,511	$2,926,768	$5,032,278

(1)	Represents costs incurred through June 30, 2021.
(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.
(3)	For Base Building Construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center Construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building Construction costs, applicable to the specific Data Center project, plus the total direct investment in the specific Data Center project.
(4)	Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions.
(5)	Includes the first phase of a fully-leased build-to-suit.
(6)	Silicon Valley and one location in Sydney, Australia are 100% pre-leased as Base Building.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Construction Projects in Progress	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Second Quarter 2021

						Total Cost/
	Net Rentable		Current	Future	Total	Net Rentable
Construction Projects in Progress	Square Feet (5)	Acreage	Investment (6)	Investment (7)	Investment	Square Foot
Development Lifecycle
Land - Held for Development (1)	N/A	235.3	$143,575	—	$143,575
Development Construction in Progress
Land - Current Development (1)	N/A	658.2	$897,881	—	$897,881
Space Held for Development (1)	987,397	N/A	217,548	—	217,548	$172
Base Building Construction (2)	3,814,437	N/A	609,191	$621,211	1,230,402	320
Data Center Construction	3,282,275	N/A	1,496,319	2,305,557	3,801,876	1,005
Equipment Pool & Other Inventory (3)	N/A	N/A	9,401	—	9,401
Campus, Tenant Improvements & Other (4)	N/A	N/A	40,230	40,029	80,259
Total Development Construction in Progress	8,084,109	658.2	$3,270,570	$2,966,797	$6,237,367

Enhancement & Other			$575	$26,130	$26,705
Recurring			2,276	7,717	9,993
Total Construction in Progress		893.5	$3,416,996	$3,000,644	$6,417,640

(1)	Land and Space Held for Development reflect cumulative cost spent to date pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.
(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.
(3)	Represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.
(4)	Represents improvements in progress as of June 30, 2021 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first-generation tenant improvements.
(5)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas. Excludes square footage of properties held in unconsolidated joint ventures.
(6)	Represents costs incurred through June 30, 2021. Excludes costs incurred by unconsolidated joint ventures.
(7)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work. Square footage is based on current estimates and project plans and may change upon completion of the project or due to remeasurement.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in Thousands	Second Quarter 2021

	Three Months Ended					Six Months Ended
	30-Jun-21	31-Mar-21	31-Dec-20	30-Sep-20	30-Jun-20	30-Jun-21	30-Jun-20

Non-Recurring Capital Expenditures (1)

Development	$505,942	$439,793	$576,008	$441,958	$413,443	$945,735	$733,536

Enhancements and Other Non-Recurring	102	58	853	49	94	160	122

Total Non-Recurring Capital Expenditures	$506,044	$439,851	$576,861	$442,007	$413,537	$945,895	$733,658

Recurring Capital Expenditures (2)	$39,231	$39,522	$83,571	$53,683	$38,796	$78,753	$73,473

Total Direct Capital Expenditures	$545,275	$479,373	$660,432	$495,690	$452,333	$1,024,648	$807,131

Indirect Capital Expenditures

Capitalized Interest	$11,558	$11,434	$11,836	$12,379	$13,133	$22,992	$23,075

Capitalized Overhead	16,090	17,716	15,003	14,024	12,124	33,806	24,679

Total Indirect Capital Expenditures	$27,648	$29,150	$26,839	$26,403	$25,257	$56,798	$47,754

Total Improvements to and Advances for Investment in Real Estate	$572,923	$508,523	$687,271	$522,093	$477,590	$1,081,446	$854,885

Consolidated Portfolio Net Rentable Square Feet (3)	31,753,051	31,356,257	31,855,032	31,410,022	30,225,412	31,753,051	30,225,412

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.
(2)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(3)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Development Lifecycle – Held for Development	Financial Supplement
Dollars in Thousands	Second Quarter 2021

	Land Inventory (1)				Space Held for Development

			Land -	Land -		Total
	# of		Held for	Current	# of	Square	Current
Metropolitan Area	Locations	Acres	Development	Development	Locations	Feet	Investment (2)
Atlanta	—	—	—	—	1	313,581	$25,621
Boston	—	—	—	—	1	50,649	23,623
Chicago	1	1.4	$25,537	—	6	148,101	52,194
Dallas	3	116.3	33,072	—	2	28,094	3,133
Houston	—	—	—	—	1	13,969	2,726
New York	1	21.5	—	$35,411	6	99,947	18,114
Northern Virginia	7	601.3	16,350	438,026	4	76,944	2,128
Phoenix	2	56.5	16,464	—	—	—	—
Silicon Valley	1	13.0	—	67,870	—	—	—
North America	15	809.9	$91,423	$541,307	21	731,285	$127,538

Amsterdam, Netherlands	1	4.4	—	$22,259	2	95,262	$37,548
Brussels, Belgium	1	2.5	—	1,421	—	—	—
Copenhagen, Denmark	2	7.6	$7,437	—	—	—	—
Dublin, Ireland	3	7.0	7,206	—	—	—	—
Frankfurt, Germany	1	12.0	—	116,190	—	—	—
London, England	1	6.7	17,766	—	4	160,850	52,461
Madrid, Spain	1	1.8	19,744	—	—	—	—
Paris, France	2	8.4	—	52,472	—	—	—
Vienna, Austria	1	5.6	—	19,566	—	—	—
EMEA	13	56.0	$52,152	$211,908	6	256,112	$90,009

Melbourne, Australia	1	4.1	—	$4,275	—	—	—
Seoul, South Korea	1	4.9	—	69,498	—	—	—
Sydney, Australia	1	18.5	—	70,894	—	—	—
Asia Pacific	3	27.5	—	$144,666	—	—	—

Consolidated Portfolio	31	893.5	$143,575	$897,881	27	987,397	$217,548

(1)	Represents locations acquired to support ground-up development.
(2)	Represents costs incurred through June 30, 2021. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.

Note: Square footage is based on current estimates and project plans and may change upon completion of the project or due to remeasurement.

Acquisitions / Dispositions / Joint Ventures	Financial Supplement
Dollars in Thousands	Second Quarter 2021

Closed Acquisitions:

						Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Acquisition	Metropolitan	Date	Purchase	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Acquired	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
ICN11 (5)	Land	Seoul	6/30/2021	$66,400	—	—	—	—	—
SYD15 / Fitzpatrick Land (6)	Land	Sydney	6/4/2021	64,752	—	—	—	—	—
Total	—	—	—	$131,152	—	—	—	—	—

Closed Dispositions:

						Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Disposition	Metropolitan	Date	Sale	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Disposed	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
1900 South Price Road	Land	Phoenix	6/8/2021	$18,668	—	241,676	—	—	—
Total	—	—	—	$18,668	—	241,676	—	—	—

Closed Joint Venture Contributions:

Net
					Rentable	Square Feet	Square Feet	% of Total Net
	Metropolitan		Contribution	Cap	Square	Under	Held For	Rentable Square
Property	Area	Date	Price	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
	—	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	—	—

(1)	Represents the purchase price or sale price, as applicable, before contractual adjustments, transaction expenses, taxes and potential currency fluctuations.
(2)	We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, customer bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to customers.
(3)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.
(4)	Occupancy excludes space under development and space held for development.
(5)	Purchase price represents KRW75 billion which is converted to USD $66 million based on the spot conversion rate of 1,126.150x KRW/USD as of June 30, 2021.
(6)	Purchase price represents AUD86 million which is converted to USD $65 million based on the spot conversion rate of 1.332x AUD/USD as of June 30, 2021.

Unconsolidated Joint Ventures (“JVs”)	Financial Supplement
Dollars in Thousands	Second Quarter 2021

Summary Balance Sheet -	As of June 30, 2021
at the JV's 100% Share	Ascenty	Clise (1)	Lumen (2)	Mitsubishi	Mapletree	Prudential	Colovore	Other (3)	Total

Undepreciated book value of operating real estate	$823,647	$48,513	$185,326	$746,840	$774,422	$430,196	$28,418	$104,999	$3,142,361
Accumulated depreciation & amortization	(136,422)	(5,590)	(47,306)	(60,952)	(68,536)	(75,577)	(9,727)	(1,961)	(406,071)
Net Book Value of Operating Real Estate	$687,226	$42,923	$138,020	$685,888	$705,886	$354,619	$18,691	$103,038	$2,736,291
Cash	195,928	209	17,793	125,909	31,339	3,814	4,125	105	379,222
Other assets	1,264,926	8,661	10,561	89,482	216,336	45,343	1,110	20	1,636,439
Total Assets	$2,148,080	$51,793	$166,374	$901,279	$953,561	$403,776	$23,926	$103,163	$4,751,952

Debt	906,998	47,764	—	387,900	—	211,349	3,125	—	1,557,136
Other liabilities	120,364	395	8,526	103,258	23,419	65,286	278	12,915	334,441
Equity / (deficit)	1,120,718	3,634	157,848	410,121	930,142	127,141	20,523	90,248	2,860,375
Total Liabilities and Equity	$2,148,080	$51,793	$166,374	$901,279	$953,561	$403,776	$23,926	$103,163	$4,751,952

Digital Realty's ownership percentage	49% (4)	50%	50%	50%	20%	20%	17%	Various

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$462,569	$23,882	—	$193,950	—	$42,270	$531	—	$723,202

Summary Statement of Operations -	Three Months Ended June 30, 2021
at the JV's 100% Share	Ascenty	Clise (1)	Lumen (2)	Mitsubishi	Mapletree	Prudential	Colovore	Other (3)	Total

Total revenues	$50,297	$2,595	$6,432	$39,528	$26,914	$10,824	$3,289	—	$139,879
Operating expenses	(18,678)	(814)	(2,399)	(19,393)	(10,380)	(2,293)	(2,003)	($13)	(55,973)
Net Operating Income (NOI)	$31,619	$1,781	$4,033	$20,135	$16,534	$8,531	$1,286	($13)	$83,906

Straight-line rent	—	—	48	(460)	(818)	(34)	—	—	(1,264)
Above and below market rent	—	—	—	—	178	(822)	—	—	(644)
Cash Net Operating Income (NOI)	$31,619	$1,781	$4,081	$19,675	$15,894	$7,675	$1,286	($13)	$81,998

Interest expense	($21,670)	($523)	—	($1,197)	($4)	($2,541)	($361)	—	($26,296)
Depreciation & amortization	(21,858)	(189)	($2,289)	(8,673)	(17,536)	(3,279)	(569)	—	(54,393)
Other income / (expense)	(2,416)	—	(250)	(1,575)	(1,299)	(194)	(95)	($1)	(5,830)
FX remeasurement on USD debt	104,993	—	—	—	—	—	—	—	104,993
Total Non-Operating Expenses	$59,049	($712)	($2,539)	($11,445)	($18,839)	($6,014)	($1,025)	($1)	$18,474

Net Income / (Loss)	$90,668	$1,069	$1,494	$8,690	($2,305)	$2,517	$261	($14)	$102,380

Digital Realty's ownership percentage	49% (4)	50%	50%	50%	20%	20%	17%	Various

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$16,126	$891	$2,017	$10,068	$3,307	$1,706	$219	($5)	$34,329

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$16,126	$891	$2,041	$9,838	$3,179	$1,535	$219	($5)	$33,824

Digital Realty's Earnings (loss) income from unconsolidated joint ventures	$46,074	$535	747	$4,345	($461)	$864	$44	($5)	$52,143

Digital Realty's Pro Rata Share of core FFO (5)	$3,675	$630	$1,892	$8,682	$3,046	$1,520	$141	($5)	$19,581

Digital Realty's Fee Income from Joint Ventures	—	—	$225	$100	$1,012	$819	—	—	$2,156

(1)	Formerly known as 2020 Fifth Avenue.
(2)	Formerly known as 33 Chun Choi Street.
(3)	Includes two joint ventures.
(4)	Equity in income pick-up comprised of 49% owned by Digital Realty and 2% owned by management, with a corresponding offset for the 2% in minority interest.
(5)	For a definition of Core FFO, see page 33.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and Dollars in Thousands	Second Quarter 2021

	Three Months Ended
Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	30-Jun-21	31-Mar-21	31-Dec-20	30-Sep-20	30-Jun-20

Net Income / (Loss) Available to Common Stockholders	$127,368	$372,405	$44,178	($37,368)	$53,676
Interest	75,014	75,653	77,848	89,499	79,874
Loss from early extinguishment of debt	—	18,347	49,576	53,007	—
Income tax expense (benefit)	47,582	7,547	3,322	16,053	11,490
Depreciation & amortization	368,981	369,733	359,915	365,842	349,165
EBITDA	$618,945	$843,685	$534,839	$487,033	$494,205
Unconsolidated JV real estate related depreciation & amortization	20,983	19,378	21,471	19,213	17,123
Unconsolidated JV interest expense and tax expense	15,523	8,786	12,143	9,002	9,203
Severance, equity acceleration, and legal expenses	2,536	2,427	606	920	3,642
Transaction and integration expenses	7,075	14,120	19,290	14,953	15,618
(Gain) on sale / deconsolidation	(499)	(333,921)	(1,684)	(10,410)	—
Impairment of investments in real estate	—	—	—	6,482	—
Other non-core adjustments, net	(60,308)	38,574	(23,842)	4,945	(3,404)
Non-controlling interests	4,544	8,756	1,818	(1,316)	1,147
Preferred stock dividends, including undeclared dividends	11,885	13,514	13,514	20,712	21,155
(Gain on) / Issuance costs associated with redeemed preferred stock	(18,000)	—	—	16,520	—
Adjusted EBITDA	$602,684	$615,319	$578,156	$568,054	$558,690

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the definitions section.

	Three Months Ended
Financial Ratios	30-Jun-21	31-Mar-21	31-Dec-20	30-Sep-20	30-Jun-20

Total GAAP interest expense	$75,014	$75,653	$77,848	$89,499	$79,874
Capitalized interest	11,558	11,434	11,836	12,379	13,133
Change in accrued interest and other non-cash amounts	(43,604)	44,620	(37,182)	19,718	(38,478)
Cash Interest Expense (2)	$42,968	$131,707	$52,502	$121,596	$54,529

Scheduled debt principal payments	—	—	—	—	57
Preferred dividends	11,885	13,514	13,514	20,712	21,155
Total Fixed Charges (3)	$98,457	$100,601	$103,198	$122,590	$114,219

Coverage
Interest coverage ratio (4)	6.1x	6.6x	5.8x	5.2x	5.6x
Cash interest coverage ratio (5)	10.9x	4.5x	9.3x	4.4x	9.1x
Fixed charge coverage ratio (6)	5.4x	5.8x	5.1x	4.4x	4.6x
Cash fixed charge coverage ratio (7)	9.0x	4.1x	7.7x	3.8x	6.8x

Leverage
Debt to total enterprise value (8) (9)	23.9%	24.1%	24.4%	22.8%	23.3%
Debt plus preferred stock to total enterprise value (10)	25.2%	25.9%	26.2%	25.0%	26.0%
Pre-tax income to interest expense (11)	2.7x	6.2x	1.8x	1.0x	2.0x
Net Debt to Adjusted EBITDA (12)	6.0x	5.6x	6.0x	5.5x	5.6x

(2)	Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.
(3)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.
(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated joint venture interest expense).
(5)	Adjusted EBITDA divided by cash interest expense (including our pro rata share of unconsolidated joint venture interest expense).
(6)	Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated joint venture fixed charges).
(7)	Adjusted EBITDA divided by the sum of cash interest expense, scheduled debt principal payments and preferred dividends (including our pro rata share of unconsolidated joint venture cash fixed charges).
(8)	Mortgage debt and other loans divided by market value of common equity plus debt plus preferred stock.
(9)	Total enterprise value defined as market value of common equity plus debt plus preferred stock.
(10)	Same as (8), except numerator includes preferred stock.
(11)	Calculated as net income plus interest expense divided by GAAP interest expense.
(12)	Calculated as total debt at balance sheet carrying value, plus capital lease obligations, plus Digital Realty’s pro rata share of unconsolidated of joint venture debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated joint venture cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Second Quarter 2021

Definitions

Funds From Operations (FFO):

We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or Nareit, in the Nareit Funds From Operations White Paper - 2018 Restatement. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from real estate transactions, impairment of investment in real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs), unconsolidated JV real estate related depreciation & amortization, non-controlling interests in operating partnership and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO):

We present core funds from operations, or core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate core FFO by adding to or subtracting from FFO (i) termination fees and other non-core revenues, (ii) transaction and integration expenses, (iii) loss from early extinguishment of debt, (iv) gain on / issuance costs associated with redeemed preferred stock, (v) severance, equity acceleration, and legal expenses, (vi) gain/loss on FX revaluation, and (vii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of core FFO as a measure of our performance is limited. Other REITs may calculate core FFO differently than we do and accordingly, our core FFO may not be comparable to other REITs’ core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):

We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred tax (expense) benefit, (ix) leasing compensation and internal lease commissions, and (x) recurring capital expenditures. Other REITs may calculate AFFO differently than we do and, accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:

We believe that earnings before interest, loss from early extinguishment of debt, income taxes, and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest expense and tax, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest expense and tax, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and gain on / issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and, accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Second Quarter 2021

Net Operating Income (NOI) and Cash NOI:

Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions

Net debt-to-Adjusted EBITDA ratio is calculated using total debt at balance sheet carrying value, plus capital lease obligations, plus our share of JV debt, less unrestricted cash and cash equivalents (including JV share of cash) divided by the product of Adjusted EBITDA (inclusive of our share of JV EBITDA) multiplied by four.

Debt-plus-preferred-to-total enterprise value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.

Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends. For the quarter ended June 30, 2021, GAAP interest expense was $75 million, capitalized interest was $12 million and scheduled debt principal payments and preferred dividends was $12 million.

Reconciliation of Net Operating Income (NOI)	Three Months Ended			Six Months Ended
(in thousands)	30-Jun-21	31-Mar-21	30-Jun-20	30-Jun-21	30-Jun-20

Operating income	$185,627	$192,518	$152,811	$378,144	$252,861

Fee income	(3,628)	(2,426)	(4,353)	(6,054)	(6,805)
Other income	(165)	(59)	(967)	(224)	(1,780)
Depreciation and amortization	368,981	369,733	349,165	738,714	640,622
General and administrative	94,956	97,568	90,649	192,524	152,915
Severance, equity acceleration, and legal expenses	2,536	2,427	3,642	4,963	4,914
Transaction expenses	7,075	14,120	15,618	21,195	72,419
Other expenses	2,298	(257)	22	2,041	136

Net Operating Income	$657,680	$673,624	$606,587	$1,331,303	$1,115,282

Cash Net Operating Income (Cash NOI)

Net Operating Income	$657,680	$673,624	$606,587	$1,331,303	$1,115,282

Straight-line rental revenue	(17,127)	(18,607)	(10,713)	(35,734)	(24,105)
Straight-line rental expense	7,069	6,750	7,296	13,819	8,791
Above- and below-market rent amortization	1,858	2,137	3,794	3,994	7,087

Cash Net Operating Income	$649,480	$663,904	$606,964	$1,313,382	$1,107,055

Forward-Looking Statements	Financial Supplement
Second Quarter 2021

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: our economic outlook, our expected investment and expansion activity, our redemptions, the COVID-19 pandemic, our liquidity, our joint ventures, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, our product offerings, available inventory rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company’s FFO, core FFO and net income, 2021 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, 2021 backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

●	reduced demand for data centers or decreases in information technology spending;
●	increased competition or available supply of data center space;
●	decreased rental rates, increased operating costs or increased vacancy rates;
●	the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;
●	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;
●	our ability to attract and retain customers;
●	breaches of our obligations or restrictions under our contracts with our customers;
●	our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties;
●	the impact of current global and local economic, credit and market conditions;
●	our inability to retain data center space that we lease or sublease from third parties;
●	global supply chain or procurement disruptions, or increased supply chain costs;
●	information security and data privacy breaches;
●	difficulty managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas;
●	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent acquisitions;
●	our failure to successfully integrate and operate acquired or developed properties or businesses;
●	difficulties in identifying properties to acquire and completing acquisitions;
●	risks related to joint venture investments, including as a result of our lack of control of such investments;
●	risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;
●	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;
●	financial market fluctuations and changes in foreign currency exchange rates;
●	adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;
●	our inability to manage our growth effectively;
●	losses in excess of our insurance coverage;
●	our inability to attract and retain talent;
●	impact on our operations and on the operations of our customers, suppliers and business partners during a pandemic, such as COVID-19;
●	environmental liabilities, risks related to natural disasters and our inability to achieve our sustainability goals;
●	our inability to comply with rules and regulations applicable to our company;
●	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for federal income tax purposes;
●	Digital Realty Trust, L.P.’s failure to qualify as a partnership for federal income tax purposes;
●	restrictions on our ability to engage in certain business activities;
●	changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates; and
●	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. Several additional material risks are discussed in our annual report on Form 10-K for the year ended December 31, 2020 and other filings with the U.S. Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Turn-Key Flex, Powered Base Building, and PlatformDIGITAL, Data Gravity Index and Data Gravity Index DGx are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries. All other names, trademarks and service marks are the property of their respective owners.